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                                                                   EXHIBIT 10.17

           License Agreement NHD/2/02/2000  Dated 21st February 2000
           ---------------------------------------------------------

BETWEEN

(1) National Homemovers Database Limited of 17 Coates Crescent, Edinburgh, EH3 7AF,UK ("Licensor")

(2)  Aristotle Publishing, Inc. of 205 Penn Ave SE Wash DC 20003 USA
     ("Licensee")

RECITALS

A. The Licensor data captures the electoral roll for all specified constituencies of England (including the Isle of Wight), Wales, Scotland and Northern Ireland in certain formats on magnetic tapes. The Licensor wishes to supply copies of the magnetic tapes of the electoral roll to the Licensee on the following terms and conditions.

1.   Definitions
     In this agreement the following words and phrases shall have the following meanings unless the context otherwise requires:

     "Acceptance Tests" means the tests agreed between the Licensor and the Licensee by means of which the Licensee shall test the accuracy and completeness and correct format of the electoral roll delivered to the Licensee.

     "Agreed Format" means the fields of information to be prepared by the Licensor and reproduced on Magnetic Media in the format set out in Schedule 3 below.

     "Charges" means the charges payable by the Licensee to the Licensor as set out in Schedule 4 below.

     "Magnetic Media" means the computer tapes to be produced by the Licensor in the Agreed Format containing all available registers of parliamentary and local government electors for England (including the Isle of Wight), Wales, Scotland and Northern Ireland.

     "Permitted Use" means the Licensee Data Services set out in Schedule 1 below.

     "Overlays" means additional data sets which may be made available in addition to the electoral Roll during this agreement and are described in
     Schedule 2 below.

2.   Term
     This agreement shall be for a fixed term beginning on the date of signature by both parties and ending twelve months after the delivery of the electoral roll for the third year of this agreement.

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3.   Preparation of the Magnetic Media

     3.1 As soon as the electoral roll for the first year of this agreement is available, the Licensor shall data capture the electoral roll information in the Agreed Format and shall deliver the Magnetic Media to the Licensee at the Licensee's premises.

     3.2 The Licensor shall use all reasonable endeavours to deliver the electoral roll information to the Licensee by the agreed schedule date set in Schedule 2.

4.   Acceptance Tests

     4.1 The Licensee shall have a period of 14 days from the date of delivery to confirm whether the data supplied is in the Agreed Format. Any failure of the media or incompleteness shall forthwith be notified to the Licensor in writing.

     4.2 If such failure occurs, the Licensee shall return the relevant Magnetic Media to the Licensor in order for the Licensor to rectify any faults or omissions and to re-deliver the Magnetic Media to the Licensee as quickly as possible.

     4.3 Magnetic Media in the Agreed Format or re-delivered, rectified Magnetic Media shall be submitted to Acceptance Tests by the Licensee within 14 days of its delivery or re-delivery as the case may be.


5.   Charges

     5.1 The Licensee shall pay the Licensor's charges as set out in Schedule 4 below in each year of this agreement.

     5.2 If the Licensee fails to pay any of the charges by the due date this license shall automatically terminate and the Licensee hereby agrees to return forthwith the electoral roll information, the Magnetic Media and all copies thereof and grants the Licensor reasonable access to the Licensee's premises during normal business hours to take possession of the electoral roll information, the Magnetic Media and all copies thereof.

     5.3 All sums set out in this agreement are expressed to be exclusive of VAT and all other taxes and duties which shall be for the account of the party liable to pay such sums.

6.   License to use the Electoral Roll Information

     6.1 Subject to the Licensee's payment of the Licensor's charges in full, the Licensor hereby grants to the Licensee a license to use the electoral roll information only for the Permitted Uses as set out in
          Schedule 1 below in each year of this agreement.

     6.2 In no circumstances may the Licensee sell, lease, sub-license otherwise deal in or part with possession of the whole of the electoral roll information.

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7.  Relevant Legislation and Security

     7.1  Each party warrants to the other that:

          7.1.1 it has obtained all necessary registrations under the Data Protection Act 1984 (or any subsequent enactment thereof) and shall comply strictly with the requirements of the legislation;

          7.1.2 it shall have installed adequate security measures in the light of the information and services to be provided and shall maintain such security measures in good working order.

     7.2 The Licensee shall only use the electoral roll information for its own business purposes and shall only supply the electoral roll information to third parties in accordance with all relevant applicable legislation and industry codes of practice. In particular, the Licensee shall abide by:

          7.2.1  the British Code of Advertising Practice;

          7.2.2 all requirements of the Direct Marketing Services and Standards Board

          7.2.3  the Direct Marketing Association (UK) Limited Code of Practice

8.  Confidentiality

    8.1 Both parties shall observe strict confidence in relation to all confidential information of the other and shall not use such information other than for the purposes of this agreement and shall disclose such information only on a need-to-know basis. These rights of confidence shall be without limit in point of time and shall survive termination of this agreement.

    8.2 On termination of this agreement, howsoever caused, each party shall immediately return to the other any document or the material incorporating the other's confidential information in its case, custody or control.

9.   Termination

     9.1 The Licensor may terminate this agreement on the giving of 30 days' written notice to the Licensee if, by reason of any change in any relevant legislation particularly including the Representation of the People Acts and/or regulations made thereunder rendering this agreement unlawful or by reason of change of commercial circumstances, this agreement is no longer in the Licensor's reasonable opinion a commercially viable arrangement for it.

     9.2 Either party may terminate this agreement forthwith by written notice to the other party if the other party shall be in breach of any of the terms of this agreement and, in the case of breach capable of remedy, fails to remedy the breach within 30 days of written notice thereof.

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     9.3  Either party may terminate this agreement if the other suffers or threatens to suffer any form of insolvency administration or if the other ceases or threatens to cease to carry on business.

     9.4 The Licensor may terminate this agreement on 30 days' notice in writing if there is a change of control of the Licensee to which the Licensor reasonably objects.

     9.5 Termination shall be without prejudice to any antecedent breach or liability or any continuing obligation.

     9.6 On termination of the contract the Licensee shall cease to use the electoral roll and remove all copies from its systems and installations.

10.  Limitation of Liability and Indemnity

     10.1 Except as expressly set out in this agreement, the Licensor shall have no liability to the Licensee either in contract or in tort for failure to perform or to perform satisfactorily its obligations under this agreement.

     10.2 The Licensee hereby indemnifies the Licensor and its officers and employees (on whose behalf the Licensor hereby contracts) against any third party claim in respect of any losses, damages or costs including payment made by the Licensor to settle any such claim or action which results form [sic] the provision of the services or the information to the Licensee.

     10.3 Notwithstanding the prior provisions of this clause, the Licensor does not limit or exclude liability for death or personal injury.

11.  Force Majeure

     The Licensor shall not be liable for any failure to perform any of its obligations under this agreement if such failure arises from circumstances beyond its reasonable control.

12.  Assignment

     This license is personal to the Licensee. The Licensee shall not in any circumstances assign or attempt to assign its rights or obligations under this agreement in whole or in part, nor may any other company of the same group take advantage of this license, except with the express prior written permission of the Licensor.

13.  Notices

     Notices shall be in writing and shall be sent to the registered office or chief business office of the other party and may be sent by first-class mail or facsimile transmission confirmed within twenty four hours by mailed confirmation of a copy. Correctly addressed notices sent by first-class mail shall be deemed to have been delivered seventy two hours after posting or at such later date as the notice would have been delivered

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     having regard to postal services available at the relevant date, and notices sent by facsimile transmission shall be deemed to have been delivered when transmitted.

14.  Entire Agreement

     This agreement supersedes all prior agreements and arrangements and constitutes the entire agreement between the parties. The electoral roll information is provided by the Licensor only in accordance with this agreement and no addition or modification shall be of any effect unless signed by a director or executive officer of both parties, and, in particular, the Licensee shall ensure that no conflict arises between this agreement and any matter printed on the Licensee's standard business documentation.

15.  Waiver

     Failure by either party to exercise or enforce any rights available to that party or the giving of any forbearance, delay or indulgence shall not be construed as a waiver of that party's rights under these terms and conditions.

16.  Severability

     Illegally, invalidity or unenforceablility of any provision of this agreement shall not affect any remaining provisions.

17.  Statutory Applicability

     Where reference is made in this agreement to any English statutory provision, code of practice or law this agreement shall be had so as to include its equivalent in the legal jurisdiction of the Licensee.

18.  Governing Law

     This agreement shall be governed by English law and the parties hereby submit to the non-exclusive jurisdiction of the English courts.

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                                   Schedule 1

                                 Permitted Use

The Electoral Roll Database is supplied to the Licensee to be resold under license for Political Activities Only. Political activities are defined as political canvassing, promotion of political views, collection of political views and voting intentions, and raising of funds for politicians, political parties or political campaigns. Companies can purchase data for Political Activities, but they can not use the data for promotion of their own products or services without permission of the Licensor and payment of relevant marketing royalties.

The Electoral Roll Data must be leased to the Licensee's clients under license and restricted for Political Activities Only. The Licensee must ensure that their standard terms & conditions of trading cover standard transactions of this nature and hold their clients to the terms of this agreement.

Counts generated from Licensee's The Electoral Roll Database can be made available to the public on the Licensee's Web Page, so that data selections and data purchases can be made by the Licensee's potential political clients.

The Electoral Roll Data may be distributed directly to clients online.

The Electoral Roll Data must not be directly published on the internet, giving direct access to the data for single or multiple searches by the public.

The Electoral Roll Database must be held securely on site by the Licensee.

The Licensee must request permission from the Licensor to lease large quantities of the Electoral Roll Database (in excess of 10,000,000 records) to a single client in a situation that could put the security and value of the complete database in jeopardy.

Permission will not be unreasonably withheld in such circumstances by the Licensor, this procedure is only put in place to ensure security of the database and keep the Licensor in touch with who has control of large sections of the Electoral Roll Database. Large purchases of this kind will require a complete data license agreement. Advice on these agreements are available from the Licensor.

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                                   Schedule 2

                   Electoral Roll Data And Overlay Deliveries

Licensor will deliver its current copy of the Electoral Roll (1999) by 28 February 2000.

Licensor will deliver the updated Electoral Roll (2000) with the European Constituency Field by 1 June 2000.

The Licensee will receive the annual updates of The Electoral Roll after the Licensor has received the agreed annual deposit of (Pounds)10,000.

Any quarterly data or overlay updates will be provided by Licensor free of charge.

Phone numbers to be confirmed every 6 months by Licensor, with a commitment to provide quarterly updates at no additional charge as they become available to Licensor.

Both parties will provide space and or a banner on their web sites web sites [sic] to allow the promotion of each other's products. This will allow the referral of Political Business to the Licensee's site from the licensor's and the referral of Direct Marketing Business to the Licensor's site from the Licensee's site.

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                                   Schedule 3

                                 Agreed Format

Data to be provided as SDF Files on CD-ROM in the following format:


Electoral Roll Data

     Postcode                      7
     Forename                     25
     Initial                       5
     Surname                      25
     Sub Building                 20
     Building Name                40
     Building No                   7
     Street                       40
     Dependent Street             40
     Locality                     40
     Dependant Locality           40
     Town                         20
     County                       20
     European Constituency        60   (Will be available from 1st June 2000)
     UK Constituency              40
     Ward                         60
     Polling District             30   (Will be available from 1st June 2000)
     Polling Number               10
     Unique Reference Number       8

     Overlays
     Unique Reference Number       8
     Sex                           1
     Length of Residency           2
     Salutation                   20   (These are default salutations Mr Mrs or Ms)
     Family Comp                   1
     Telephone Number             16
     Attainer Flag                 1
     Date of Birth                 8
     Grid Reference               10
     NHS Code                      3
     Constituency Notes           10

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                                   Schedule 4
                                    Charges
                        The Fees for Premier Resellers.

Licensee will pay Licensor 50% of total after tax revenue generated from the licence [sic] of the Data (excluding rebates, refunds and credit card processing fees). Initial royalties to be drawn against (Pounds)10,000 deposit. The deposit of the (Pounds)10,000 is a minimum royalty and is not returnable if no sales are made.

Licensee must supply the Licensor with Quarterly Trading Statements. These Statements represent trading up to 31st March, 30th June, 30th September and 31st December and should be received by the Licensor within 14 days of these dates.

Licensee must give details of: - date volume, data price, invoice number & date in quarterly statements, so that royalty invoices can be generated promptly at the end of each quarter.

Licensee must declare transactions in the same quarters as they have been invoiced to their clients.

Licensee must pay quarterly royalties due within 60 days of the end of each Quarter.

Licensee must pay royalty rates based on rental prices charged to their clients.

Licensee may retain the name of client from quarterly statements if they wish, where orders are below normal size. Normal size is where an order's total number of records combined with previous orders from the same client within the same electoral roll year exceeds 10 million records. We consider the purchase in excess of 10 million records to be a potential breach of our databases security.

Licensee needs to make copies of accounts available to representatives of the Licensor should any quarterly statements be disputed.

Licensee may charge clients any rental rate for the Electoral Roll Data, but we have minimum royalty rates which are listed below, with our recommended retail rates.

Up To             Min               Rec
Records         Royalty            Rate
10,000       (Pounds)15.00      (Pounds)60.00
50,000       (Pounds)12.00      (Pounds)50.00
100,000      (Pounds)10.00      (Pounds)36.00
250,000      (Pounds) 8.00      (Pounds)30.00
500,000      (Pounds) 5.00      (Pounds)20.00
1,000,000    (Pounds) 4.00      (Pounds)12.00

This table is part of all resellers agreements. All of our Resellers operate on fair terms. For Political use we are willing to add a reduction of these terms by 25%

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Resellers may voice concern if they feel that minimum rates are to [sic] low or to [sic] high and these prices will be continually reviewed.

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                Electoral Roll License Agreement NHD/2/02/2000.

Signed for and on behalf of

the Licensor

in the presence of:

                              /s/ W. A. Somervall
                              -----------------------
                              W. A. Somervall

                              CEO



Signed for and on behalf of

the Licensor

in the presence of:

                              /s/ John Phillips
                              -----------------------
                              John Phillips

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